ACS

ACQUAVELLA, CHIARELLI, SHUSTER, LLP
Certified Public Accountants and Advisors

517 Route One, Iselin, NJ 08830
732.855.9600
One Penn Plaza, 36th Floor, New York, NY
212.867.1319
www.acsaccounting.com

May 8, 2020

To whom it may concern,

We have reviewed Form 1-U Item 5 dated May 7, 2020. We are in agreement with the statement and the information contained therewith.

Please feel free to contact us if additional information is required at 732-855-9600 x14.

Very truly yours,

Paul Chiarelli, Partner
Acquavella, Chiarelli, Shuster, LLP